UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Technical Olympic USA, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	76-0460831 (IRS Employer Identification No.)

4000 Hollywood Boulevard, Suite 500 North Hollywood, Florida (Address of Principal Executive Offices)	33021 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered:

7 1/2% Senior Subordinated Notes due 2015 (CUSIP No. 878483 AL0)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

7 1/2% Senior Subordinated Notes due 2015 (CUSIP No. 878483 AL0)

The description of the Registrant’s 7 1/2% Senior Subordinated Notes due 2015 is contained under the heading “Description of the Notes” of the Registrant’s Registration Statement on Form S-4, No. 333-122450, as amended. Such description and any amendments or reports filed for the purpose of updating such language is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

4.12	Indenture for the 7 1/2% Senior Subordinated Notes due 2015, dated as of December 21, 2004, among Technical Olympic USA, Inc., the subsidiaries named therein and Wells Fargo Bank, National Association, as Trustee. (Incorporated by reference to the Form S-4, dated February 1, 2005, previously filed by the Registrant (Registration No. 333-122450).

4.14	Form of Technical Olympic USA, Inc. 7 1/2% Senior Subordinated Note due 2015 (included in Exhibit A to Exhibit 4.12)

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Technical Olympic USA, Inc.
Date: March 21, 2005	By:	/s/ Beatriz L Koltis
Beatriz L. Koltis, Corporate Secretary

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